Exhibit 1.1

          Units

CorMedix Inc.

Underwriting Agreement

, 2010

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

CorMedix Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter or underwriters, as the case may be, named in Schedule I hereto (each, an “Underwriter” and, collectively, the “Underwriters;” in the event that only a sole Underwriter is named on Schedule I hereto, then all references to “Underwriters” shall be deemed to mean and refer to such sole Underwriter, mutatis mutandis), for whom Maxim Group LLC (“Maxim”) is acting as the representative (the “Representative”), an aggregate of [___________] units (the “Firm Units”) of the Company’s securities, and, at the election of the Underwriters, up to [____________] additional units (the “Optional Units”) of the Company’s securities (the Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Units”). Each Unit consists of two shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”). Each Warrant entitles the holder to purchase one share of Common Stock (as more fully described in Section 2 hereof). The Units, the shares of Common Stock underlying the Units (the “Shares”), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Securities.”

1.           The Company represents and warrants to each of the several Underwriters, as of the date hereof and as of each Time of Delivery referred to and as defined in Section 4(a) hereof (each such date, a “Representation Date”), and agrees with each of the several Underwriters, as follows:

(a)           (i)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-163380) including any related preliminary prospectus (the “Preliminary Prospectus”) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement, as so amended prior to the Applicable Time (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein as a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective (the “Effective Time”), and including the Rule 430A Information, is herein called the “Registration Statement”;

(ii)           In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Units, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires;

(iii)           All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Statutory Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Statutory Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Units were or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission;

(iv)           All references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to include the filing of any document via EDGAR after the effective date of the Registration Statement, the date of such Preliminary Prospectus, the Statutory Prospectus or the Prospectus, as the case may be, which is incorporated by reference therein.

(v)           All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430 of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be;

(b)           At the time of the filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Units, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act;

(c)           Based on communications with the Commission, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus, the Statutory Prospectus or any Issuer-Represented Free Writing Prospectus has been issued under the 1933 Act and to the knowledge of the Company no proceedings for that purpose have been instituted or are pending or threatened by the Commission or any state regulatory authority, and any request on the part of the Commission for additional information with respect to the Registration Statement has been satisfied;

(d)           Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the 1933 Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at each Time of Delivery (as defined in Section 4(a) of this Agreement), complied and will comply in all material respects with the applicable requirements and provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the 1933 Act Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period (as defined in Section 5(c) of this Agreement), and at each Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Subsection (d) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the General Disclosure Package or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(a));

(e)           The Statutory Prospectus, as of the Applicable Time, when considered together with the public offering price per Unit, the exercise price of the Warrants and the number of Units and Warrants offered, each as set forth on the cover page of the Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Units, does not conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus and each such Issuer-Represented Free Writing Prospectus, as supplemented by and taken together with the Statutory Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty set forth in this Subsection (e) shall not apply to statements or omissions made in the Statutory Prospectus or in any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Underwriters’ Information. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, the other conditions to use thereof as set forth in Rules 164 and 433 under the 1933 Act.

As used in this Section 1 and elsewhere in this Agreement:

“Applicable Time” means [___].m. (New York City time) on [_________], 2010 or such other date or time as agreed by the Company and the Representative.

“General Disclosure Package” means (i) the Statutory Prospectus, (ii) Issuer-Represented General Use Free Writing Prospectuses and (iii) any other Issuer-Represented Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Units (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule III hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means the preliminary prospectus dated [________], 2010 that was included in the Registration Statement at the Applicable Time, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering which differs from the Statutory Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Statutory Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.

“Prospectus” means the final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Units.

(f)           The Company has not sustained, since the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) except as disclosed in the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock;

(g)           The Company has good and marketable title in fee simple to all real property and to the knowledge of the Company good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the business of the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no liability or disability by reason of failure to be so qualified in any such other jurisdiction, except in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect;

(i)           The Company does not have any subsidiaries;

(j)           The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization;” all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and to the knowledge of the Company, all state securities laws and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to the extent any such rights were not waived; the Securities have been duly authorized and, when issued and delivered against payment therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights; and no holder of any Securities or any shares of Common Stock is or will be subject to personal liability by reason of being such a holder. The Securities will conform to the description of the capital stock contained in the General Disclosure Package and the Prospectus.  When issued, the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Shares issuable upon exercise of the Warrants have been reserved for issuance upon the separation of the Units and the exercise of the Warrants and when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; will not be subject to any preemptive rights, rights of first refusal or other similar rights; and the holders thereof will not be subject to personal liability by reason of being such holders;

(k)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company (other than this Agreement) and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person;

(l)           This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(m)           The Company has entered into a warrant agreement (the “Warrant Agreement”) with Onyx Stock Transfer, LLC, as warrant agent, with respect to the Warrants substantially in the form filed as an exhibit to the Registration Statement. The Warrant Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(n)           The issuance and sale of the Securities by the Company, the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company, compliance by the Company with all of the provisions of this Agreement and the Warrant Agreement, and the consummation of the transactions contemplated in this Agreement and the Warrant Agreement (including, without limitation, the use of proceeds from the sale of the Units as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) do not and will not contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (collectively, the “Agreements and Instruments”), except, in each case, for any default, violation or event that (individually and in the aggregate) could not reasonably be expect to have a Material Adverse Effect, nor will any such action (A) contravene, conflict with or constitute a breach or violation of any of the terms or provisions of (i) the certificate of incorporation or charter (as applicable) or by-laws of the Company, or (ii) any law, statute, order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its properties, except, in each case under provision (A)(ii) of this Subsection (n), for any default, violation or event that (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect, or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities, such as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and the approval for listing of the Securities on NYSE Amex. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company;

(o)           The Company is not (A) in violation of its certificate of incorporation or by-laws or other organizational documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B), as disclosed in the Registration Statement or where such defaults would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(p)           The statements set forth in the Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Dividend Policy,” and “Underwriting” insofar as they purport to constitute a summary of the terms of the Securities, the Company’s capital stock or certain provisions of the Company’s charter and by-laws or applicable law, and “Business — Government Regulation” in the General Disclosure Package and the Prospectus, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects;

(q)           The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and present fairly the financial condition of the Company at the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act Regulations and Item 10 of Regulation S-K of the 1933 Act Regulations to the extent applicable;

(r)           The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(s)           The Company has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “1934 Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures;

(t)           The Company is not subject or party to, and has not received any notice or advice that it may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, and is not a party to any commitment letter or similar undertaking to, and is not subject to any directive by, and has not been a recipient of any supervisory letter from, or adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits;

(u)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has conducted and is conducting its business in compliance with all federal, state and local laws, rules and regulations applicable to them, including, without limitation, the Food and Drug Administration, and the Company is conducting its business in compliance with all judgments, decisions, directives, orders and decrees of any Governmental Entity and any other applicable federal or state regulatory authority, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)           Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the best of the Company’s knowledge, threatened by Governmental Entities or threatened by others, to which the Company is a party or of which any property or asset of the Company is the subject (A) that are required, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (B) which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no such contracts or documents of the Company that are required, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not otherwise described therein;

(w)         The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company as the case may be, except as disclosed in the Registration Statement or where the failure to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except as disclosed in the Registration Statement or where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(x)           The Company is in compliance with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each, an “Environmental Law”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(y)          To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company which would be reasonably likely to have a Material Adverse Effect;

(z)           Any statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(aa)         Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(bb)        The Company is not and, after giving effect to the offering and sale of the Units, the receipt of payment for the Units and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)         J.H. Cohn LLP, who have certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus are independent registered public accountants as required by the 1933 Act, 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company;

(dd)        None of the Company employees are represented by a union, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(ee)        The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the business in which they are engaged; all policies of insurance insuring the Company are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(ff)          The Company has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, except as set forth or contemplated in Registration Statement, the General Disclosure Package and the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(gg)        Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur (other than events as to which the requirement of notice has been waived by the Pension Benefit Guaranty Corporation) with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates (without regard to Code Sections 414(m) and (o)); no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification or, to the extent something has occurred which could cause the loss of such qualification, it can be corrected under the Employee Plans Compliance Resolution System under circumstances that would not reasonably be expected to result in a Material Adverse Effect;

(hh)        The Company owns, or has valid, binding enforceable and sufficient licenses or other rights to the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or otherwise necessary or used in any material respect in connection with the commercialization of the existing products of the Company and the products described in the Registration Statement, the General Disclosure Package and the Prospectus as being under development, in each case in the manner and for the uses described therein (collectively, the “Company Intellectual Property”); to the knowledge of the Company, after due inquiry,  the Company Intellectual Property is valid and enforceable, none of the patents owned or licensed by the Company are unenforceable or invalid, and none of the patent applications owned or licensed by the Company would be unenforceable or invalid if issued as patents; the Company, and to the Company’s knowledge its patent counsel, have complied with the duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and any similar duties in dealing with similar foreign intellectual property office (collectively, the “Patent Offices”); to the knowledge of the Company, the Company has not infringed (or would infringe) or otherwise violated (or would violate) any intellectual property rights of any third person by conducting its business in the manner in which it is contemplated as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; the Company has not breached any contract in connection with which any Company Intellectual Property is provided to the Company; the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; no person has asserted or, to the knowledge of the Company, threatened to assert any claim against, or notified, the Company that (A) the Company has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise adversely affects the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property;

(ii)           The Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, that is not described in the Registration Statement, the General Disclosure Package or the Prospectus;

(jj)           The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for such violations which singly, or in the aggregate, could not reasonably be expected have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk)         No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described;

(ll)           Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(mm)      The Company does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except (A) for liabilities set forth in the financial statements set forth in the Registration Statement and (B) normal fluctuations in the amount of the liabilities referred to in clause (A) above occurring in the ordinary course of business of the Company since the date of the most recent balance sheet included in such financial statements;

(nn)        No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required in connection with the offering, issuance or sale of the Securities hereunder, the authorization, execution, delivery or performance by the Company of its obligations under this Agreement and the Warrant Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the Warrant Agreement;

(oo)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter;

(pp)        The Company is in material compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(qq)        All of the directors and executive officers of the Company are listed on Schedule II hereto; and the Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement signed by each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex III hereof and in form and substance satisfactory to the Representative;

(rr)          The Company has filed with the Commission a Form 8-A (File Number 000-___) providing for the registration under the 1934 Act, of the Common Stock, Warrants and Units. The registration of the Common Stock, Warrants and Units under the 1934 Act has been declared effective by the Commission on the date hereof. The Securities are registered pursuant to Section 12(b) of the 1934 Act and have been approved for listing on NYSE Amex, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act or adversely affecting the approval of the listing of the Securities on NYSE Amex nor has the Company received any notification that the Commission or NYSE Amex is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NYSE Amex of the listing of the Securities thereon;

(ss)        Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and

(tt)          Transactions Affecting Disclosure to FINRA.

(i)           Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its stockholders with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii)          Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the effective date of the Registration Statement, other than the prior payment of $264,173 to Maxim and payments to the Underwriters as provided hereunder in connection with the offering.

(iii)         None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)         Except as disclosed in the Registration Statement, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative and Loeb & Loeb LLP if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2.           Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Unit of $[___], the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Unit set forth in this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [______] Optional Units, at the purchase price per Unit set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Units (the “Over-allotment Option”). The Over-allotment Option may be exercised only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice.

Each Unit consists of two shares of Common Stock and one Warrant. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $[___] per share. The Warrants will become exercisable on the date of the separation of the Common Stock and Warrants underlying the Units and expire on the five-year anniversary of the date of the Prospectus, or earlier upon redemption. The Warrants shall trade separately from the Common Stock underlying the Units on the 60th day after the date of the Prospectus, unless Maxim determines that an earlier date is acceptable based on its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, the Company’s securities in particular. The Company has the right to redeem the outstanding Warrants, in whole and not in part, upon not less than 30 days’ prior written notice, at a price of $0.01 per Warrant at any time after the Warrants become exercisable, so long as the average sales price of the Common Stock equals or exceeds $5.00 per share for any 20 trading days within a 30 consecutive trading day period ending three Business Days before the Company sends the notice of redemption; provided that on the date the Company gives notice of redemption and during the entire period thereafter until the time the Company redeems the Warrants, the Company has an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for the Firm Units and the Optional Units, if any, which such Underwriter has agreed to purchase. Maxim, not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units or the Optional Units, if any, to be purchased by any Underwriter whose funds have not been received by Maxim by the relevant Time of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

3.           Upon the authorization by the Representative of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4.           (a)           The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City Time, on [_______], 2010 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)         The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Representative pursuant to Section 7 hereof, will be delivered at the offices of Loeb & Loeb LLP, 345 Park Avenue , New York, New York 10154 (the “Closing Location”), and the Units will be delivered at the Designated Office, all at such Time of Delivery.

5.           The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by the Representative and to file such Final Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Statutory Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Statutory Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Statutory Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)           If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(c)           The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(d)           Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)          Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request, and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Representative and upon its request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act;

(f)           To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158);

(g)          During the period beginning on and including the date of the Prospectus and continuing through and including the date that is 180 days after the date of the Prospectus, not to, and not to allow any of the individuals listed on Schedule II hereto to, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, except as provided in the last sentence of this Section 5(g), any shares of Common Stock, any securities of the Company substantially similar to the Common Stock or any securities convertible into, repayable with, exchangeable or exercisable for, or that represent the right to receive any, shares of Common Stock or any securities of the Company substantially similar to the Common Stock, or publicly announce an intention to do any of the foregoing, without the prior written consent of Maxim; provided, however, that if: (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may (1) issue Securities to the Underwriters pursuant to this Agreement, (2) issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (3) issue shares of Common Stock upon the exercise of stock options that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement, (4) issue shares of Common Stock upon the exercise of warrants that are described in the Registration Statement, (5) issue shares of Common Stock upon conversion of convertible debt securities described in the Registration Statement, and (6) issue shares of Common Stock upon the exercise of stock options issued after the date of this Agreement under stock option plans referred to in clause (2) of this sentence, as those plans are in effect on the date of this Agreement.  In addition, nothing in this Section 5(g) shall prohibit transfers by a stockholder to (A) the spouse or any lineal descendant of such stockholder, (B) any trust for the benefit of such stockholder or the spouse or lineal descendant of such stockholder (or by gift to a charitable organization), (C) the estate of such stockholder, or (D) any affiliate of such stockholder, so long as in each such case, the transferee agrees in writing to the restrictions contained in this Section 5(g);

(h)         During a period of three (3) years from the date of this Agreement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders and such information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission);

(i)           To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds;”

(j)           To use its best efforts to list the Securities on NYSE Amex;

(k)          To comply, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder;

(l)           If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act;

(m)         To reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants outstanding from time to time; and

(n)         To advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Securities.

6.           (a)           The Company covenants and agrees with the Underwriters that the Company will pay all fees, disbursements and expenses in connection with the transactions contemplated hereby, including, without limitation:  (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as Maxim may reasonably require); (iii) preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees (including SEC filing fees) and communication expenses relating to the registration of the Securities; (vii) FINRA filing fees; (viii) costs and expenses of qualifying the offering under the “blue sky” laws of such states as Maxim may reasonably designate; (ix) the reasonable and documented fees and disbursements of Maxim’s counsel up to an amount of $90,000 (which maximum shall apply solely to such fees and disbursements of counsel and not to other fees and expenses provided for in this Section)); provided however, that $25,000 was previously paid by the Company for legal fees and disbursements of Maxim’s counsel and shall be deducted from such amount; (x) preparation of bound volumes and Lucite cube mementos in such quantities as Maxim may reasonably request; (xi) transfer taxes, if any, payable upon the transfer of Securities from the Company to the Underwriters; and (xii) the fees and expenses of the transfer agent and registrar for the Units and the underlying securities.

(b)         The Company further agrees that, in addition to the expenses payable pursuant to Section 6(a), at the Time of Delivery it will pay to the Representative a non-accountable expense allowance equal to two percent (2.00%) of the gross proceeds received by the Company from the sale of the Firm Units by deduction from the proceeds of the offering contemplated herein; provided however, that $25,000 in the aggregate was previously paid by the Company to the Representative shall be deducted from the non-accountable expense allowance payable to the Representative at the Time of Delivery.

(c)          The Company hereby agrees to issue and sell to the Underwriters at the Time of Delivery warrants to purchase a number of Units equal to an aggregate of 2.12% of the Firm Units sold in the offering (the “Underwriters’ Warrants”).  The Underwriters’ Warrants shall have an exercise price equal to 120% of the offering price of the Units sold in the offering and may be exercised on a cashless basis. The Underwriters’ Warrants shall be exercisable commencing six months after the effective date of the Registration Statement, and shall be exercisable for four and one-half years thereafter. The Underwriters’ Warrants shall not be redeemable by the Company.  The Underwriters’ Warrants provide for one demand registration of the shares of Common Stock underlying the Underwriters’ Warrants at the expense of the Company, an additional demand at the warrant holder’s expense and unlimited “piggyback” registration rights at the expense of the Company with respect to the underlying shares of Common Stock during the five year period commencing six months after the Time of Delivery. The Underwriters’ Warrants and the [_______] Units (including the shares of Common Stock and Warrants underlying the Units) have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriters (or permitted assignees under Rule 5110(g)(1) of FINRA) may not sell, transfer, assign, pledge, or hypothecate the Warrants or the Securities underlying the Underwriters’ Warrants, nor shall they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants or the underlying Securities for a period of 180 days from the effective date of the Registration Statement.  Additionally, the Underwriters’ Warrants may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the Registration Statement except to any Underwriter and selected dealer participating in the offering of the Units and their bona fide officers or partners. The Underwriters’ Warrants shall provide for adjustment in the number and price of such Underwriters’ Warrants (and the shares of Common Stock and Warrants underlying such Underwriters’ Warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution.

(d)         The Company agrees that if the Units are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first negotiation for a period of eighteen (18) months from the date the offering is completed to co-manage any public offering or private placement of any debt or equity securities of the Company or any of its successors (excluding (i) shares issued under any compensation or stock option plan approved by the Company’s stockholders, (ii) shares issued by the Company in payment of the consideration for an acquisition or as part of strategic partnerships and transactions and (iii) conventional banking arrangements and commercial debt financing). The Company and any such successor will consult the Representative with regard to any such proposed financing and will offer the Representative the opportunity to co-manage such public offering or private placement on terms not more favorable to the Company or any such successor, as the case may be, than it or they can secure elsewhere. If the Representative fails to accept such offer within ten (10) business days after the receipt of a written notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. If the Company shall designate the Representative as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and the Representative shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent.

(e)         The Company agrees that Maxim shall either (i) designate one individual who meets the independence criteria of NYSE Amex to serve on the Company’s Board of Directors for the three-year period following the closing of the offering of the Units or (ii) in the event that the individual designated by Maxim is not elected to the Company’s Board of Directors, have a representative of Maxim attend all meetings of the Company’s Board of Directors as an observer during such three-year period. Such director or observer, as the case may be, shall attend meetings of the Company’s Board of Directors, receive all notices and other correspondence and communications sent by the Company to its directors, and such director shall receive compensation equal to the highest compensation of other non-employee directors of the Company, excluding the Chairman of the Audit Committee. The Company agrees, to the fullest extent permitted by law, to indemnify and hold such Board member or observer, as the case may be, harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of such persons at any such persons at any such meeting described herein or in their capacity as a director of the Company.  Additionally, the Company shall maintain a liability insurance policy affording coverage for the acts of its officers and directors, and it agrees, if possible, to include such Board member or observer, as the case may be, as an insured under such policy.

(f)           The Company agrees that in the event it conducts a solicitation for the exercise of its outstanding warrants following the date that is twelve (12) months after the successful completion of the offering contemplated by this Agreement, it shall engage Maxim, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants (other than any Warrants held by Maxim or its affiliates). The Company covenants and agrees that, in connection with any such solicitation that it will (i) assist Maxim with respect to such solicitation and (ii) at Maxim’s request, provide Maxim, and direct the Company’s transfer and Warrant agent to provide to Maxim, at the Company’s cost, lists of the record and, to the extent known, beneficial owners of, the Warrants. The Company hereby agrees to pay Maxim for bona fide services rendered a commission equal to three percent (3.0%) of the exercise price for each Warrant if the exercise was solicited by Maxim.

7.           The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus, the Statutory Prospectus or any Issuer-Represented Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b)           Covington & Burling LLP and Pandiscio & Pandiscio, P.C., intellectual property counsel for the Company, shall have furnished to the Representative such written opinion(s), dated such Time of Delivery, with respect to the intellectual property of the Company and other related matters as the Representative may reasonably request, in form and substance satisfactory to the Representative, to the effect set forth in Annex II hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative, to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d)           [Intentionally omitted.]

(e)           At the time of execution of this Agreement, J.H. Cohn LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative, and at each Time of Delivery, J.H. Cohn LLP shall have furnished to the Representative a letter or letters, dated such Time of Delivery, as the case may be, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in a letter or letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such Time of Delivery, as the case may be;

(f)           (i)           The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representative so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. As used in this paragraph, references to the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement;

(g)           On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange, NASDAQ or NYSE Amex; (ii) the occurrence of any domestic or international event or act that has materially disrupted, or in the Representative’s reasonable opinion may in the immediate future materially disrupt, general securities markets in the United States; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representative makes it impracticable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus;

(h)           The Securities shall have been listed on NYSE Amex and the Company shall have delivered to the Representative a letter from NYSE Amex to such effect, which letter will be reasonably satisfactory to the Representative;

(i)           Prior to the execution and delivery of this Agreement, the Company has obtained and delivered to the Underwriters executed lock-up agreements from each of the persons listed on Schedule II hereto, substantially to the effect set forth in Annex III hereof, in form and substance satisfactory to the Representative;

(j)           The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;

(k)           The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representative may reasonably request. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

(l)           At the Time of Delivery, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Time of Delivery, certifying: (i) that the Certificate of Incorporation and the By-laws of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

8.           (a)           The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the 1933 Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the 1933 Act Regulations, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto (including any documents filed under the 1934 Act and deemed to be incorporated by reference into the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law and in each case will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall only be obligated to reimburse the Underwriter for the cost and expense of one counsel (in addition to one local counsel) and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the General Disclosure Package, the Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus or any amendment or supplement thereto, are (i) the second sentence of the second paragraph pertaining to the concession and reallowance figures appearing in the Prospectus under the heading “Commissions and Expenses” in the section entitled “Underwriting” and (ii) the first paragraph under the heading “Price Stabilization, Short Positions and Penalty Bids” in the section entitled “Underwriting” in the Prospectus relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriters may engage (collectively, the “Underwriters’ Information”).

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such General Disclosure Package, any Prospectus, the Registration Statement or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

9.           (a)             If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its discretion arrange for it or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Units on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Units, or the Company notifies the Representative that it has so arranged for the purchase of such Units, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)           If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-tenth of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in Section 9(a) hereof, the aggregate number of such Units which remains unpurchased exceeds one-tenth of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution and other agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

11.           If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses, including documented fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 6 and 8 hereof.

12.           The Company acknowledges and agrees that:

(a)           in connection with the sale of the Units, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b)           the price of the Units set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts the terms, risks and conditions of, the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees, depositors or creditors of the Company.

13.           In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at 405 Lexington Avenue, New York, NY 10174, Attention: Andrew Scott, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Mitchell S. Nussbaum, Esq.; and if to the Company shall be delivered or sent by mail to the Company at 86 Summit Avenue, Suite 301, Summit, NJ 07901-3647, Attention: John C. Houghton, with a copy to Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 165 East 55th Street, New York, New York 10022, Attention: Yehuda Markovits, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address to be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

17.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

[signature page follows]

Very truly yours,

CORMEDIX INC.
By:
Name:
Title:

Accepted as of the date hereof:

MAXIM GROUP LLC

By: ___________________________________
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised

Maxim Group LLC

SCHEDULE II
Officers and Directors

SCHEDULE III
Issuer-Represented General Use Free Writing Prospectus

ANNEX I

Opinion of Company Counsel

ANNEX II

Form of Company Intellectual Property Counsel Opinion

ANNEX III

Form of Lock-Up Agreement

[___________], 2010

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

Ladies and Gentlemen:

The undersigned understands that Maxim Group LLC (“Maxim” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CorMedix Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of Units (the “Units”), each consisting of two shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”).

To induce the underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Maxim, he or she will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “Lock-Up Period”), sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any Units, shares of Common Stock or Warrants, or any securities convertible into or exercisable or exchangeable for Units, shares of Common Stock or Warrants, whether any such transaction described above is to be settled by delivery of Units, shares of Common Stock or Warrants, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Units, shares of Common Stock and/or Warrants or other securities acquired in open market transactions after the completion of the Public Offering, or (b) transfers of Units, shares of Common Stock and/or Warrants or securities convertible into or exercisable or exchangeable for Units, shares of Common Stock and/or Warrants to (i) the spouse or any lineal descendant of the undersigned, (ii) any trust for the benefit of the undersigned or the spouse or lineal descendant of the undersigned (or by gift to a charitable organization), (iii) the estate of the undersigned, or (iv) any affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement.  In addition, the undersigned agrees that, without the prior written consent of Maxim, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Units, shares of Common Stock and/or Warrants or any securities convertible into or exercisable or exchangeable for Units, shares of Common Stock and/or Warrants.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Units, shares of Common Stock and Warrants except in compliance with the foregoing restrictions.

If (a) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Maxim waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Units, shares of Common Stock and/or Warrants, or securities exchangeable or exercisable for or convertible into Units, shares of Common Stock and/or Warrants; provided that the undersigned does not transfer the Units, shares of Common Stock and/or Warrants acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Units, shares of Common Stock and/or Warrants or any securities convertible into or exercisable or exchangeable for Units, shares of Common Stock and/or Warrants within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by June 30, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,
(Name):
(Address)